UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
June 5, 2026 (June 4, 2026)
WALMART INC.
(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Customer Drive
Bentonville, AR 72716
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code: (479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	The Nasdaq Stock Market LLC
1.050% Notes due 2026	WMT26A	The Nasdaq Stock Market LLC
1.500% Notes due 2028	WMT28C	The Nasdaq Stock Market LLC
4.875% Notes due 2029	WMT29B	The Nasdaq Stock Market LLC
5.750% Notes due 2030	WMT30B	The Nasdaq Stock Market LLC
1.800% Notes due 2031	WMT31A	The Nasdaq Stock Market LLC
5.625% Notes due 2034	WMT34	The Nasdaq Stock Market LLC
5.250% Notes due 2035	WMT35A	The Nasdaq Stock Market LLC
4.875% Notes due 2039	WMT39	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 4, 2026, Walmart Inc. (the "Company") held its Annual Shareholders' Meeting (the "Meeting"). At the Meeting, the Company's shareholders approved an amendment (the "Charter Amendment") to the Company's Restated Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation"), to limit the liability of certain officers of the Company to the fullest extent permitted under Delaware law. The Charter Amendment reflects updated Delaware law provisions permitting officer exculpation.
As a result, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware on June 4, 2026, which became effective upon filing. In addition, the Company filed a Restated Certificate of Incorporation (the "Restated Certificate") with the Secretary of State of the State of Delaware on June 4, 2026, incorporating the Charter Amendment, which became effective upon filing.
The material terms of the Charter Amendment are described in the Company's definitive proxy statement dated April 23, 2026 (the "Proxy Statement"). A copy of the Charter Amendment is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference. A copy of the Restated Certificate is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders
As of close of business on April 10, 2026, the record date for the Meeting, there were 7,970,990,515 shares of the Company's common stock outstanding, with each share entitled to one vote. The holders of 7,164,547,083 shares of the Company's common stock were present in person or represented by proxy during the Meeting. During the Meeting, the Company's shareholders voted on the matters set forth below.
Election of Directors
The Company's shareholders elected for one-year terms all eleven persons nominated for election as directors as set forth in the Proxy Statement. The following table sets forth the vote of the shareholders at the Meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Cesar Conde	6,475,579,143	50,164,479	4,831,814	633,971,647
Sarah J. Friar	6,514,321,598	11,700,270	4,553,568	633,971,647
John R. Furner	6,485,530,053	40,316,465	4,728,918	633,971,647
Carla A. Harris	6,352,545,569	173,494,253	4,535,614	633,971,647
Thomas W. Horton	6,413,736,523	111,888,677	4,950,236	633,971,647
Marissa A. Mayer	6,466,604,047	59,398,938	4,572,451	633,971,647
Shishir Mehrotra	6,492,644,977	32,899,188	5,031,271	633,971,647
Robert E. Moritz, Jr.	6,465,496,802	60,064,343	5,014,291	633,971,647
Gregory B. Penner	6,348,541,000	177,035,049	4,999,387	633,971,647
Randall L. Stephenson	6,274,541,334	247,546,757	8,487,345	633,971,647
Steuart L. Walton	6,484,158,261	41,690,946	4,726,229	633,971,647

Company Proposals
Ratification of Independent Accountants. The Company's shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2027. The votes on this proposal were as follows:

For	Against	Abstain
6,985,709,983	172,769,575	6,067,525
There were no broker non-votes with respect to this proposal.

Advisory Vote to Approve Named Executive Officer Compensation. The Company's shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company's named executive officers, as described in the Proxy Statement. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
6,263,129,484	256,160,712	11,285,240	633,971,647
Approval of an Amendment to the Certificate of Incorporation. The Company's shareholders voted upon and approved the Charter Amendment. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
6,153,086,052	370,166,105	7,323,279	633,971,647
Shareholder Proposals
The Company's shareholders voted upon and rejected a shareholder proposal requesting cumulative voting for board elections. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
122,306,285	6,390,550,159	17,718,992	633,971,647
Next, the Company's shareholders voted upon and rejected a shareholder proposal requesting a report on workplace health and safety governance. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
433,230,655	6,013,774,452	83,570,329	633,971,647
The Company's shareholders then voted upon and rejected a shareholder proposal requesting a report on immigration policy and enforcement. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
278,449,353	6,174,725,696	77,400,387	633,971,647
Finally, the Company's shareholders then voted upon and rejected a shareholder proposal requesting a report on the workforce impact of AI and automation. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
323,453,709	6,138,362,361	68,759,366	633,971,647
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Walmart Inc., effective June 4, 2026
3.2	Restated Certificate of Incorporation of Walmart Inc., effective June 4, 2026
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 5, 2026

WALMART INC.
By:	/s/ Joseph M. Ruschell
Name:	Joseph M. Ruschell
Title:	Senior Vice President and Chief Counsel, Office of the Corporate Secretary